SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 17, 2001

DROVERS BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

0-10958 27-2209390

(Commission file number) (IRS employer ID)

30 South George Street, York, PA 17401

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (717) 843-1586

NONE

(Former name, address and fiscal year, if changed since last report.)

Item 5. Other Events

At a Special Meeting of Shareholders held on May 17, 2001, shareholders of Drovers Bancshares Corporation (the "Corporation") approved the merger of the Company into Fulton Financial Corporation pursuant to an Agreement and Plan of Merger dated December 27, 2000. Closing on the merger is currently anticipated to occur on July 1, 2001. A copy of the Press Release announcing the shareholder approval of the merger is filed herewith as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.
99	Press Release dated May 17, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Drovers Bancshares Corporation

Date: May 18, 2001

/s/ A. Richard Pugh____________________

President & CEO

(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated May 17, 2001